As filed with the Securities and Exchange Commission on March 1, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Heska Corporation
(Exact name of registrant as specified in its charter)
Delaware	77-0192527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin S. Wilson
Chief Executive Officer and President
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Robyn Zolman, Esq.
Gibson, Dunn & Crutcher LLP
1801 California St. Ste 4200
Denver, CO 80202
(303) 298-5700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Depositary Shares
Purchase Contracts
Warrants
Units
Total	(1)	N/A	(1)	(3)
(1)
There are being registered under this registration statement an indeterminate number of securities of each identified class of the registrant, all at indeterminate prices. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock, depositary shares, purchase contracts, warrants, and units as may be issued upon exercise, settlement, exchange or conversion of any securities registered hereunder that provide for those issuances. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

HESKA CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
By this prospectus, we may from time to time offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement, and the information incorporated by reference in this prospectus and the applicable prospectus supplement carefully before you invest.
Our common stock, $0.01 par value per share, trades on The Nasdaq Capital Market under the symbol “HSKA.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may add, update or change information contained in this prospectus and will also include the following information:
•	the type, amount and any applicable securities that we propose to sell;
•	the public offering price of the securities;
•	the names of any underwriters, agents or dealers through or to which the securities will be sold;
•	any compensation of those underwriters, agents or dealers;
•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;
•	any risk factors applicable to the securities that we propose to sell; and
•	any other material information about the offering and sale of the securities.
If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC’s website referenced under the heading “Where You Can Find More Information.” Unless specifically listed below under the heading “Incorporation of Certain Information by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus or any prospectus supplement.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
Unless otherwise specified, when used in this prospectus, the terms “the Company,” “Heska,” “issuer,” “Registrant,” “we,” “our,” and “us” refer to Heska Corporation and, where appropriate, its consolidated subsidiaries. Our Restated Certificate of Incorporation, as amended (the “Charter”), authorizes three classes of stock: Traditional common stock, Public common stock, and preferred stock. Pursuant to an NOL Protective Amendment to the Charter adopted in 2010, all shares of Traditional common stock then outstanding were automatically reclassified into shares of Public common stock. Our Public common stock trades on The Nasdaq Capital Market under the symbol “HSKA.” In this prospectus, references to “Public common stock” and “common stock” are references to our Public common stock, unless the context otherwise requires.
Business of Heska Corporation
We sell veterinary and animal health diagnostic and specialty products. Our offerings include Point of Care diagnostic laboratory instruments and consumables; Point of Care digital imaging diagnostic products; digital cytology services; vaccines; local and cloud-based data services; allergy testing and immunotherapy; and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. Our core focus is on supporting veterinarians in the canine and feline healthcare space.
We were founded as Paravax, Inc. and incorporated in California in 1988. We changed our name to Heska Corporation in 1995, reincorporated in Delaware and completed our initial public offering in 1997.
Our principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. Our telephone number is 970-493-7272 and our Internet address is www.heska.com. References to our website in this prospectus are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose, except as set forth below under “Incorporation of Certain Information by Reference”. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our business, results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties are described in the risk factors section of the documents that are incorporated by reference in this prospectus. Any subsequent prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under such prospectus supplement. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any subsequent prospectus supplement, including the information we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created in Section 21E. All statements other than statements of historical facts contained in this prospectus, any subsequent prospectus supplement and the information we incorporate by reference are forward-looking statements. Without limiting the foregoing, words such as “scheduled,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of certain factors. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, any subsequent prospectus supplement and the documents incorporated by reference herein and therein. These factors include, among others, risks and uncertainties related to:
•	the impact of the COVID-19 pandemic on consumer demand, our global supply chain and our financial and operational results;
•	the success of third parties in marketing our products;
•	outside business interests of our Chief Executive Officer,
•	our reliance on third party suppliers and collaborative partners;
•	our dependence on key personnel;
•	our dependence upon a number of significant customers;
•	competitive conditions in our industry;
•	our dependence on third parties to successfully develop new products;
•	our ability to market and sell our products successfully;
•	expansion of our international operations;
•	the impact of regulation on our business;
•	the success of our acquisitions and other strategic development opportunities;
•	our ability to develop, commercialize and gain market acceptance of our products;
•	cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy;
•	product returns or liabilities;
•	volatility of our stock price; and
•	our ability to service our convertible notes and comply with their terms.
Readers are cautioned not to place undue reliance on these forward-looking statements. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect the passage of time, any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by applicable securities laws.
Discussions containing these forward-looking statements are also included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments we make to that filing or any future filings we make with the SEC.

USE OF PROCEEDS
Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer and sell from time to time under this prospectus for general corporate purposes, which may include, but are not limited to, working capital, further development and potential commercialization of current and future product initiatives, investments, acquisitions, collaborations, capital expenditures and repayment of indebtedness.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES
The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth herein, you should refer to our Charter and our Amended and Restated Bylaws, as amended (the “Bylaws”), both of which are filed as exhibits to our most recent Annual Report on Form 10-K and incorporated by reference into this prospectus, and to the applicable provisions of Delaware law. See “Where You Can Find More Information.”
Authorized Capital Stock
On May 4, 2010, our stockholders approved an amendment to our Charter (the “NOL Protective Amendment”). The NOL Protective Amendment places restrictions on the transfer of our common stock that could adversely affect our ability to use our domestic Federal Net Operating Loss carryforward (“NOL”). The NOL Protective Amendment reclassified our capital stock into shares of Traditional common stock and Public common stock, which together we refer to as our “common stock securities.” These restrictions on transfer prohibit certain future transfers of our capital stock that could adversely affect our ability to utilize our NOL and certain income tax credits to reduce our federal income taxes, which we refer to as the “Tax Benefits.” Pursuant to the NOL Protective Amendment, each share of Traditional common stock was automatically reclassified into one share of common stock.
After giving effect to the amendments to our Charter adopted subsequent to the NOL Protective Amendment, our authorized capital stock consists of 29,000,000 shares of capital stock, par value $0.01 per share, of which:
•	13,250,000 shares of original common stock are designated as Traditional common stock;
•	13,250,000 shares of NOL restricted common stock are designated as Public common stock; and
•	2,500,000 shares are designated as preferred stock.
All outstanding shares of common stock are validly issued, fully paid, and nonassessable.
On February 25, 2021, there were 9,477,240 shares of common stock outstanding and no shares of Traditional common stock or preferred stock outstanding. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Company entitled to vote.
Common Stock
Voting rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights for the election of directors in our Charter. The directors elected at each annual meeting of stockholders are elected for a one year term of office expiring at the next annual meeting of stockholders.
Directors are elected by a plurality of the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the election of directors. Except as provided otherwise in the Charter, the Bylaws, or applicable Delaware law, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any matter brought before a meeting of stockholders.
Dividend rights; rights upon liquidation
The holders of common stock are entitled to receive dividends out of assets legally available for dividends at times and in amounts as our board of directors may determine. These dividend rights are subject to any preferential dividend rights that may be granted to holders of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Preemptive and other rights
Other than as set forth under the caption “Conversion” below, holders of common stock have no preemptive or other rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities. There are no redemption or sinking fund provisions applicable to the common stock securities.
Conversion
Each share of Public common stock will automatically be converted into the equivalent number of shares of Traditional common stock on the earliest of January 1, 2026, the date our board of directors determines that the transfer restrictions described below are no longer necessary or advisable to preserve the Tax Benefits due to changes in tax laws, or the date our board of directors determines in good faith that it is in the best interests of the Company and our stockholders to terminate the transfer restrictions.
NOL transfer restrictions
As a result of the NOL Protective Amendment, the shares of common stock are subject to transfer restrictions such that holders of common stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of common stock (or options, warrants or other rights to acquire common stock, or securities convertible or exchangeable into common stock), to the extent that such transfer would (i) create or result in an individual or entity becoming a five-percent stockholder of the common stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations, which individual or entity is referred to as a “five-percent stockholder,” or (ii) increase the stock ownership percentage of any existing five-percent stockholder.
Transfers that violate the provisions of the NOL Protective Amendment shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Protective Amendment, which shares are referred to as “Excess Securities.” The purported transferee shall not be entitled to any rights as a Company stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by us, to transfer the Excess Securities to an agent designated by us for the limited purpose of consummating an orderly arm’s-length sale of such Excess Securities. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally to the purported transferor to the extent there is any additional amount, or, if the purported transferor cannot readily be identified to us, to cover the costs incurred by us as a result of such prohibited transfer, with the remainder, if any, to be donated to a charity designated by our board of directors.
With respect to any transfer that does not involve a transfer of our “securities” within the meaning of Delaware law but which would cause any five-percent stockholder to violate the transfer restrictions, the following procedure would apply in lieu of those described above. In such case, no such five-percent stockholder would be required to dispose of any interest that is not a security of the Company, but such five-percent stockholder and/or any person whose ownership of our securities is attributed to such five-percent stockholder, would be deemed to have disposed of (and would be required to dispose of) sufficient securities (which securities shall be disposed of in the inverse order in which they were acquired), simultaneously with the transfer, to cause such five-percent stockholder not to be in violation of the transfer restrictions, and such securities would be treated as Excess Securities to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such five-percent stockholder or such other person that was the direct holder of such Excess Securities from the proceeds of sale by the agent being the fair market value of such Excess Securities at the time of the prohibited transfer.
The NOL Protective Amendment also provides us with various remedies to prevent or respond to a purported transfer that violates its provisions, including that any person who knowingly violates it, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as it would have been in had such violation not occurred.
The foregoing transfer restriction provisions may only be amended or repealed by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon. This summary description of the NOL Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the NOL Protective Amendment.

Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “HSKA”.
Preferred Stock
Our board of directors has the authority, without stockholder approval, to create and issue one or more series of preferred stock and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights of the shares of that series, and the qualifications or restrictions on those preferences or rights. The specific matters that may be determined by our board of directors with respect to a series of preferred stock include: the designation of the series; the number of shares of the series; the rate of dividends, if any; whether dividends, if any, are cumulative or non-cumulative; the terms of redemption, if any; the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; rights and terms of conversion or exchange, if any; restrictions on the issuance of shares of the same series or any other series, if any; and voting rights, if any.
The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could decrease the amount of earnings and assets available for distribution to holders of common stock securities or affect adversely the rights and powers, including voting rights, of the holders of common stock securities. The issuance of preferred stock could make it more difficult for third parties to acquire a majority of our outstanding voting stock. Also, the issuance of any preferred stock could adversely affect the market price of the common stock securities. We will distribute a prospectus supplement with regard to each particular series of preferred stock offered hereby that will describe the terms and provisions of that series of preferred stock.
Anti-takeover provisions in Delaware law and our Charter
The NOL Protective Amendment may have an “anti-takeover” effect because, among other things, the common stock restricts the ability of a person, entity or group to accumulate more than five percent of the common stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of common stock from acquiring additional shares of common stock without the approval of our board of directors.
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.
The Charter provides that special meetings of stockholders may be called only at the request of our chairman of the board of directors, our chief executive officer or president, or by a resolution adopted by a majority of our board of directors.
The provisions described above, together with the ability of our board of directors to issue preferred stock without stockholder approval, could have the effect of delaying, deferring or preventing a change in control, delaying, deferring or preventing the removal of existing management, deterring potential acquirers from making an offer to our stockholders, and limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers. The above-described effects could occur even if a majority of our stockholders might benefit from such a change in control or offer.
Depositary Shares
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
If there were a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.
Withdrawal of Underlying Preferred Stock. Unless we provide otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares were subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.
Voting. Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock. If the prospectus supplement relating to the depositary shares provides that the deposited preferred stock is convertible into or exchangeable for common stock or preferred stock of another series of Heska or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Heska or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock of Heska or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Reports. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS
The following is a general description of the terms of the purchase contracts we may issue from time to time. Particular terms of any purchase contracts we offer will be described in the prospectus supplement relating to such purchase contracts. Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement. You should refer to the form of purchase contract and purchase certificate that we will file with the SEC in connection with the offering of the specific purchase contracts for more complete information.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, shares of common stock, preferred stock, or depositary shares at a future date. The consideration for such common stock, preferred stock, or depositary shares may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in full registered or global form.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our preferred stock, depositary shares, or common stock or any combination thereof. Warrants may be issued independently or together with any other securities in the form of units, and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the form of warrant agreement and warrant that we file with the SEC in connection with the offering of the specific warrants for more complete information.
The prospectus supplement will describe the terms of any warrants being offered, including:
•	the title and the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies in which the price of the warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the periods during which, and places at which, the warrants are exercisable;
•	the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;
•	the terms of any mandatory or optional call provisions;
•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•	whether the warrants will be sold separately or with other securities as part of a unit;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;
•	the identity of the warrant agent;
•	the exchanges, if any, on which the warrants may be listed;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	if applicable, a discussion of any material United States federal income tax considerations;
•	whether the warrants shall be issued in book-entry form; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in a prospectus supplement. We may issue units in one or more series, which will be described in a prospectus supplement. We will issue the units or hybrid securities under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. You should refer to the form of unit agreement and unit certificate that we file with the SEC in connection with the offering of the specific units for more complete information.
The applicable prospectus supplement will describe:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	any additional terms of the governing unit agreement;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the preferred stock, common stock, stock purchase contracts, depositary shares, or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

PLAN OF DISTRIBUTION
Any of the securities being offered by this prospectus may be sold:
•	through agents;
•	to or through one or more underwriters on a firm commitment or best-efforts basis;
•
through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through remarketing firms;
•	directly to one or more purchasers;
•	in privately negotiated transactions; or
•	in any combination of these methods of sale.
The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:
•	transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through put or call option transactions relating to the securities;
•	under delayed delivery contracts or other contractual commitments; or
•	any combination of such methods of sale.
Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.
If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.
We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed this opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.
EXPERTS
The financial statements as of December 31, 2020 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of the Company incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K, filed on February 26, 2021, as of December 31, 2019 and for the years ended December 31, 2019 and December 31, 2018 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report included therein, and given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. We make available on or through our website, http://www.heska.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus except as set forth below under “Incorporation of Certain Information by Reference”.
The SEC also maintains a website that contains reports, proxy and information statements, and other information about issuers, like Heska, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed below under “Incorporation of Certain Information by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.
We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 (the “2020 Form 10-K”).
•	Our Current Report on Form 8-K filed on January 12, 2021 and our Amendment to Current Report on Form 8-K/A filed on February 5, 2021.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement (other than information furnished rather than filed) for our 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 2, 2020.

•
The description of our common stock that is contained in our Registration Statement on Form 8-A/A (Registration No. 000-22427), filed on January 4, 2011, as updated by the description of our common stock filed as Exhibit 4.2 to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of our offering of securities shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, at 3760 Rocky Mountain Avenue, Loveland, Colorado, 80538 or may be made telephonically at (970) 493-7272.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus or any prospectus supplement. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

HESKA CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Warrants
Units
PROSPECTUS
March 1, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The registrant will bear all of such expenses. All the amounts shown are estimates except the registration fee.
Registration fee	$ *
Accounting fees and expenses	**
Legal fees and expenses	**
Printing and engraving	**
Miscellaneous	**
Total	$**
*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Company’s Restated Certificate of Incorporation, as amended, provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation and its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director derived an improper personal benefit.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1)
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)
the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)
the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.
Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
The Company’s Restated Certificate of Incorporation, as amended, authorizes the Company to indemnify the Company’s directors and officers to the fullest extent permitted under Delaware law.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 16.	EXHIBITS.
Exhibit No.	Notes	Description
1.1*		Form of Underwriting Agreement.
2.1	(1)
Agreement regarding the sale and purchase of the sole share in scil animal care company GmbH among Registrant, Heska GmbH, Covetrus Animal Health Holdings Limited and Covetrus, Inc. dated January 14, 2020.

2.2	(2)	Amendment Agreement dated April 1, 2020 regarding the agreement on the sale and purchase of the sole share in scil animal care company GmbH.
4.1	(3)	Restated Certificate of Incorporation of the Registrant.
4.2	(3)	Certificate of Amendment to Restated Certificate of Incorporation of Registrant.
4.3	(3)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.4	(4)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.5	(5)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.6	(6)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.7	(7)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.8	(8)	Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant.
4.9	(9)	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock.
4.10	(7)	Amended and Restated Bylaws of the Registrant, as amended.
4.11*		Certificate of Designation of Preferred Stock.
4.12*		Form of Warrant Agreement (including form of Warrant).
4.13*		Form of Deposit Agreement with respect to Depositary Shares (including form of Depositary Receipt).
4.14*		Form of Purchase Contract (including form of Purchase Certificate).
4.15*		Form of Unit Agreement (including form of Unit Certificate).
(5.1)		Opinion of Gibson, Dunn & Crutcher LLP.
(23.1)		Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
(23.2)		Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.
(23.3)		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
(24.1)		Power of Attorney (included on the signature page of this Registration Statement).
*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

( )	Filed herewith.
(1)	Filed with the Registrant's Form 10-K for the year ended December 31, 2019.
(2)	Filed with the Registrant’s Form 8-K on April 1, 2020.
(3)	Filed with the Registrant's Form 10-K for the year ended December 31, 2012.
(4)	Filed with the Registrant's Form 10-K for the year ended December 31, 2016.
(5)	Filed with the Registrant's Form 10-Q for the quarter ended March 31, 2017.
(6)	Filed with the Registrant's Form 8-K on May 9, 2018.
(7)	Filed with the Registrant's Form 10-Q for the quarter ended June 30, 2019.
(8)	Filed with the Registrant’s Form 10-Q for the quarter ended March 31, 2020.
(9)	Filed with the Registrant’s Form 8-K on April 1, 2020.
ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on March 1, 2021.
HESKA CORPORATION

By:	/s/ Kevin S. Wilson
Kevin S. Wilson
Chief Executive Officer and President
POWER OF ATTORNEY
Each of the undersigned officers and directors of Heska Corporation hereby severally constitutes and appoints Kevin S. Wilson, Catherine Grassman, and Christopher Sveen, and each of them singly, his or her true and lawful attorneys-in-fact and agent, with full power to them and each of them singly, with full and several power of substitution and resubstitution, to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 1, 2021.
Name	Title

/s/ Kevin S. Wilson	Chief Executive Officer, President and Director (Principal Executive Officer)
Kevin S. Wilson

/s/ Catherine Grassman	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Catherine Grassman

/s/ Scott Humphrey	Director, Chairman of the Board
Scott Humphrey

/s/ Robert L. Antin	Director
Robert L. Antin

/s/ Stephen L. Davis	Director
Stephen L. Davis

/s/ Mark F. Furlong	Director
Mark F. Furlong

/s/ Joachim Hasenmaier	Director
Joachim Hasenmaier

/s/ Sharon J. Larson	Director
Sharon J. Larson

/s/ David E. Sveen	Director
David E. Sveen, Ph.D

/s/ Bonnie J. Trowbridge	Director
Bonnie J. Trowbridge